Exhibit 99.2

Hexcel Corporation and Subsidiaries

Net Sales by Product Group and Market Segment

For the Quarters Ended December 31, 2012 and 2011

and September 30, 2012 and

the Years Ended December 31, 2012 and 2011

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2012
Composite Materials	$169.5	$68.9	$59.7	$298.1
Engineered Products	64.7	24.5	—	89.2
Total	$234.2	$93.4	$59.7	$387.3
	61%	24%	15%	100%

Third Quarter 2012
Composite Materials	$164.3	$68.7	$66.9	$299.9
Engineered Products	69.8	21.9	—	91.7
Total	$234.1	$90.6	$66.9	$391.6
	60%	23%	17%	100%

Fourth Quarter 2011
Composite Materials	$153.6	$58.2	$67.2	$279.0
Engineered Products	57.1	18.9	0.3	76.3
Total	$210.7	$77.1	$67.5	$355.3
	59%	22%	19%	100%

Year Ended December 31, 2012
Composite Materials	$685.7	$268.7	$276.5	$1,230.9
Engineered Products	258.4	88.3	0.6	347.3
Total	$944.1	$357.0	$277.1	$1,578.2
	60%	23%	17%	100%

Year Ended December 31, 2011
Composite Materials	$586.1	$241.3	$247.1	$1,074.5
Engineered Products	237.4	78.1	2.4	317.9
Total	$823.5	$319.4	$249.5	$1,392.4
	59%	23%	18%	100%